UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2011

Cole Credit Property Trust II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51963	20-1676382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Energy Improvement and Extension Act of 2008 (the “Act”) imposed new customer reporting requirements on certain financial intermediaries (“brokers”).   The Act now requires every broker that is required to file an information return reporting the gross proceeds of a “covered security” with the Internal Revenue Service (“IRS”) to include in the information return the stockholder’s adjusted basis in the security, and whether any gain or loss with respect to the security is short-term or long-term within the meaning of Internal Revenue Code (“IRC”) Sec. 1222.  Under IRC Sec. 6045(g)(3), a “covered security” includes any share of stock in a corporation that was acquired in an account on or after January 1, 2011.  Cole Credit Property Trust II, Inc. (the “Company”) has determined that shares of its common stock that were acquired on or after January 1, 2011, including shares issued pursuant to its distribution reinvestment plan, are covered securities under the Act.  Thus, stockholders who redeem, sell or otherwise liquidate shares that were purchased on or after January 1, 2011 will receive an information return reporting the gross proceeds from the sale, the adjusted basis of the shares sold, and whether any gain or loss is short-term or long-term within the meaning of IRC Sec. 1222.  The Company is required to furnish this statement to stockholders by February 15 of the year following the calendar year in which the covered securities were sold.  The Company will also report this information to the IRS.

When determining the adjusted basis of the shares sold, IRC Sec. 6045(g)(2)(B) requires the Company to use the first-in first-out method.  When using the first-in first-out method, the Company is required to identify the shares sold in the order that they were acquired.  However, as an alternative to the first-in first-out method, the stockholder may notify the Company of a preferred alternative by means of making an adequate identification of the shares to be liquidated prior to the liquidation event.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 19, 2011	COLE CREDIT PROPERTY TRUST II, INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Vice President of Accounting Principal Accounting Officer